Exhibit 99.B(m)(1)(i)

AMENDED SCHEDULE A

Name of Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya In-Retirement Fund

Voya Securitized Credit Fund

Approved: November 19, 2015 in connection with the addition of Class A shares for Voya Retirement Solution 2020 Fund, Voya Retirement Solution 2025 Fund, Voya Retirement Solution 2030 Fund, Voya Retirement Solution 2035 Fund, Voya Retirement Solution 2040 Fund, Voya Retirement Solution 2045 Fund, Voya Retirement Solution 2050 Fund, Voya Retirement Solution 2055 Fund, Voya Retirement Solution 2060 Fund, and Voya Retirement Solution Income Fund.

Effective Date: December 18, 2015 in connection with the name changes of Voya Retirement Solution 2020 Fund to Voya Target Retirement 2020 Fund, Voya Retirement Solution 2025 Fund to Voya Target Retirement 2025 Fund, Voya Retirement Solution 2030 Fund to Voya Target Retirement 2030 Fund, Voya Retirement Solution 2035 Fund to Voya Target Retirement 2035 Fund, Voya Retirement Solution 2040 Fund to Voya Target Retirement 2040 Fund, Voya Retirement Solution 2045 Fund to Voya Target Retirement 2045 Fund, Voya Retirement Solution 2050 Fund to Voya Target Retirement 2050 Fund, Voya Retirement Solution 2055 Fund to Voya Target Retirement 2055 Fund, Voya Retirement Solution 2060 Fund to Voya Target Retirement 2060, and Voya Retirement Solution Income Fund to Voya In-Retirement Fund.